UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2024

Ladder Capital Corp
(Exact name of registrant as specified in its charter)

Delaware	001-36299	80-0925494
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

320 Park Avenue, 15th Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 715-3170

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, $0.001 par value	LADR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2024 (the “Closing Date”), Ladder Capital Corp (the “Company”) entered into a Credit and Guaranty Agreement (the “Credit Agreement”), with Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“Parent”), Ladder Corporate Revolver I LLC, a Delaware limited liability company (“Ladder Corporate Revolver”), Ladder Capital Finance Corporation, a Delaware corporation (“LCFC” and, together with Parent and Ladder Corporate Revolver, the “Borrowers”), certain subsidiaries of Parent, as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent (together with its permitted successors in such capacity, “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, “Collateral Agent”).

The Credit Agreement provides for a $725,000,000 revolving credit facility and includes borrowing capacity available for letters of credit subject to certain sublimits. The Credit Agreement will mature on December 20, 2028, subject to certain conditions and up to two 6-month extensions thereafter at the Borrowers’ option. The Credit Agreement also allows the Borrowers to enter into additional incremental revolving commitments up to an aggregate facility size of $1,250,000,000, subject to certain conditions.

The Credit Agreement replaces the Amended and Restated Credit and Guaranty Agreement, dated February 26, 2016, by and among Ladder Corporate Revolver, as borrower, Parent, LCFC, the Company and certain subsidiaries of Parent, as guarantors, the lenders party thereto, JPMorgan, as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement had $324 million of undrawn capacity and terminated on the Closing Date.

Borrowings under the Credit Agreement bear interest, at the Borrowers’ option, at a rate equal to (a) base rate plus a margin, (b) adjusted daily simple SOFR plus a margin or (c) adjusted term SOFR plus a margin. The margin for borrowings is adjustable based on Parent’s credit rating and is between (i) 77.5 basis points and 170 basis points for adjusted daily simple SOFR borrowings and adjusted term SOFR borrowings and (ii) zero basis points and 70 basis points for base rate borrowings.

The Borrowers are also required to pay a facility fee to the lenders based on the average daily amount of revolving commitments during the applicable period, multiplied by a rate ranging from 12.5 basis points to 30 basis points based on the credit rating pricing grid.

The Borrowers are permitted to voluntarily prepay amounts outstanding under the Credit Agreement at any time without premium or penalty. Borrowings during the revolving commitment period may be reborrowed until final maturity.

The Credit Agreement is secured through a first priority lien on certain capital stock of the Borrowers, and the guarantors have agreed to guarantee the Borrowers’ obligations (the “Guaranty”) and secure all of their respective obligations under the Credit Agreement through a first priority lien on certain capital stock owned by them.

The Credit Agreement contains certain customary affirmative and negative covenants and events of default including (i) restrictive covenants, including, but not limited to, restrictions on the incurrence of additional indebtedness and liens, the ability to make certain payments and investments and the ability to enter into certain merger, consolidation, asset sale and affiliate transactions, and (ii) financial maintenance covenants, including minimum net worth, maximum leverage, minimum liquidity and minimum fixed charge coverage.

The Credit Agreement provides that, on the first day following the Closing Date that (a) any of the Company’s outstanding senior notes or notes issued or guaranteed after the Closing Date by the Company, LCFC, Parent or any of their subsidiaries (and any additional notes or notes issued in exchange for or to refinance any of the foregoing) have received an investment grade rating from at least two rating agencies and (b) no default or event of default has occurred and is continuing thereunder (the “Covenant Termination Date”): (x) the Credit Agreement will be automatically amended (the “Amended Credit Agreement”) as set forth in an exhibit to the Credit Agreement; (y) Ladder Corporate Revolver will be automatically, permanently and irrevocably released and discharged from all obligations as a Borrower; (z) each collateral document will be automatically, permanently and irrevocably terminated (and all collateral will be automatically, permanently and irrevocably released) and be of no further force or effect; (xx) JPMorgan will be released and discharged from its obligations as, and will cease to be, Collateral Agent under the Credit Agreement and the other credit documents; and (yy) each guarantor (other than Ladder Capital Corp and any guarantor subsidiary that, upon the occurrence of a Covenant Termination Date, constitutes a trigger guarantor as set forth therein) will be automatically, permanently and irrevocably released and discharged from all obligations as a guarantor and/or pledgor. The Amended Credit Agreement will not contain various affirmative and negative covenants in the Credit Agreement, including restrictions on the incurrence of additional indebtedness, the ability to enter into certain asset sales and the ability to make certain distributions to subsidiaries. There is no guarantee that the Company will achieve or maintain an investment grade rating or that the Amended Credit Agreement will come into effect.

The foregoing summary of the Credit Agreement and the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the form of the Amended Credit Agreement, which is included as an exhibit to the Credit Agreement and a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit and Guaranty Agreement, dated as of December 20, 2024, by and among Ladder Capital Finance Holdings LLLP, Ladder Corporate Revolver I LLC, Ladder Capital Finance Corporation, Ladder Capital Corp, certain subsidiary guarantors, the lenders party hereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.
10.2	Form of Amended Credit Agreement (included in Exhibit 10.1 above).
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADDER CAPITAL CORP

Date: December 20, 2024	By:	/s/ Kelly Porcella
	Name:	Kelly Porcella
	Title:	Chief Administrative Officer & General Counsel